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                                                                      Exhibit 99


                          APPLIED INNOVATION ANNOUNCES
                            STOCK REPURCHASE PROGRAM

AT APPLIED INNOVATION:
Andrew J. Dosch
Vice President and Chief Financial Officer
(614) 798-2000

COLUMBUS, OHIO (APRIL 26, 2004) - Applied Innovation Inc. (NASDAQ: AINN) announced today that its Board of Directors has authorized a repurchase of up to one million shares of the Company's common stock. As of April 26, 2004, the Company has approximately 15.1 million shares outstanding.

The stock repurchase program is effective immediately and will expire on April 21, 2005. It will be funded from available cash and investments and future cash flows. At March 31, 2004, the Company's cash and investments totaled $28.7 million. Purchases may be made from time-to-time as market conditions warrant through the open market, block trades, privately negotiated transactions or otherwise. The program may be commenced or suspended at any time without prior notice.

Gerard B. Moersdorf, Jr., President and CEO said, "At recent trading levels, we believe our stock is a solid investment and an attractive opportunity to enhance long-term shareholder value. Applied Innovation's cash on hand and strong balance sheet allow us the flexibility to fund this repurchase program while continuing to fund our market diversification, business development and R&D objectives."

ABOUT APPLIED INNOVATION
Applied Innovation is a network management solutions company that simplifies and enhances the operation of complex, distributed voice and data networks. Building on a deep knowledge of network architecture, elements and management, Applied Innovation delivers unique hardware, software and service solutions that provide greater connectivity, visibility and control of network elements and the systems that support them.

Applied Innovation, headquartered in Columbus, Ohio, is traded on NASDAQ under the symbol AINN. For more information, please visit the Company's Web site at www.AppliedInnovation.com.

SAFE HARBOR
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of the Company and its management, and specifically include statements regarding: future cash flows (paragraph 2); ability to fund market diversification efforts and initiate R&D efforts (paragraph 3). These forward-looking statements involve numerous risks and uncertainties, including, without limitation: the demand for telecommunication equipment generally and in particular for the equipment and services offered by the Company; the Company's ability to generate sales orders during fiscal 2004 and thereafter; that the anticipated demand for the products and services offered by the Company will decrease as a result of the economic and political climate in which the Company operates; the acceptance of the Company's present products and services and its ability to hire technical staff; the Company's ability to adapt to technological changes; the availability of capital to support the Company's business plans; that the government may not purchase any products or services from the Company; and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission
(SEC) filings, including the Company's Annual Report on Form 10-K for the year ended


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December 31, 2003. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.